================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  DAVITA INC.
                (Former name: Total Renal Care Holdings, Inc.)

                               ----------------

            Delaware                                   51-0354549
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                     21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                          Telephone # (310) 792-2600
  (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                               ----------------

                              Steven J. Udicious
                 Vice President, General Counsel and Secretary
                                  DaVita Inc.
                     21250 Hawthorne Boulevard, Suite 800
                          Torrance, California 90503
                                (310) 792-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
                              James W. Loss, Esq.
                              Riordan & McKinzie
                        600 Anton Boulevard, Suite 1800
                         Costa Mesa, California 92626
                                (714) 433-2900

                               ----------------

       Approximate date of commencement of proposed sale to the public:
                                Not Applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, as amended by Form S-3/A (Registration No. 333-69227) (the "Registration Statement"), which registers the resale of $345,000,000 aggregate principal amount of the registrant's 7% Convertible Subordinated Notes due 2009 (the "Notes") issued in a private placement on November 18, 1998, and the resale of an indeterminable number of shares of the registrant's common stock issuable upon conversion of the Notes (the "Shares"). The Registration Statement does not cover the issuance of shares of common stock upon the conversion of the Notes into shares of common stock. The Securities and Exchange Commission declared the Registration Statement effective on February 1, 2000.

     Pursuant to the terms of the Registration Rights Agreement dated November 18, 1998, by and among the registrant and Donaldson, Lufkin & Jenrette Securities Corporation, BNY Capital Markets, Inc., Credit Suisse First Boston Corporation and Warburg Dillon Read LLC, the registrant's obligation to maintain the effectiveness of the Registration Statement has expired. In addition, the Notes and the Shares are no longer restricted securities and are therefore no longer required to be offered by the holders thereof in registered resale transactions described in the prospectus filed as part of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister the Notes and the Shares and to terminate the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-69227 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on January 14, 2002.

                                     DAVITA INC.

                                     By:          /s/ Steven J. Udicious
                                        ----------------------------------------
                                        Steven J. Udicious
                                        Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-69227 has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                     Title                               Date
          ---------                                     -----                               ----
      /s/ Kent J. Thiry             Chairman, Chief Executive Officer (Principal      January 14, 2002
------------------------------
        Kent J. Thiry               Executive Officer) and Director

    /s/ Richard K. Whitney          Chief Financial Officer (Principal Financial      January 14, 2002
------------------------------
      Richard K. Whitney            Officer)

         /s/ Gary Beil              Vice President and Chief Accounting Officer       January 2, 2002
------------------------------
           Gary Beil                (Principal Accounting Officer)

     /s/ Nancy-Ann DeParle          Director                                          January 14, 2002
------------------------------
       Nancy-Ann DeParle

    /s/ Richard B. Fontaine         Director                                          January 14, 2002
------------------------------
      Richard B. Fontaine

______________________________      Director                                          ___________, 2002
       Peter T. Grauer

______________________________      Director                                          ___________, 2002
    C. Raymond Larkin, Jr.


     /s/ William L. Roper           Director                                          January 10, 2002
------------------------------

      /s/ John M. Nehra             Director                                          January 14, 2002
------------------------------
        John M. Nehra